EXHIBIT 23.4

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 1, 2005 relating to the financial statements of TBS Shipping Services Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Consolidated Financial and Operating Data" and "Selected Consolidated Financial and Operating Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

New York, New York
June 24, 2005